UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 31, 2016

Electro Rent Corporation

(Exact Name of Registrant as Specified in Charter)

California	000-09061	95-2412961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6060 Sepulveda Boulevard, Van Nuys, CA	91411-2512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (818) 787-2100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement.

Agreement and Plan of Merger

On May 27, 2016, Electro Rent Corporation, a California corporation (the “Company”), entered into an Agreement and Plan of Merger with Elecor Intermediate Holding II Corporation, a Delaware corporation (“Parent”), and Elecor Merger Corporation, a California corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub will be merged with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent (the “Merger”). Parent and Merger Sub are affiliates of Platinum Equity, a Beverly Hills-based private equity firm (“Platinum Equity”).

Pursuant to the Merger Agreement, at the effective time of the Merger, and as a result of the Merger:

•

each outstanding share of Company common stock (other than shares held by any person who properly asserts dissenters’ rights under California law) will be converted into the right to receive an amount in cash equal to $13.12 per share (the “Merger Consideration”); and

•

each restricted stock unit (whether vested or unvested) that is outstanding at the effective time of the Merger will vest in full and will convert into the right to receive an amount in cash equal to the per share Merger Consideration.

The board of directors of the Company, in accordance with and upon the unanimous recommendation of a special committee of independent directors, has approved, and declared to be in the best interest of the Company and its shareholders, the Merger Agreement and the transactions contemplated thereby, including the Merger.

The Merger Agreement contains customary representations, warranties and covenants, including, among others, covenants to conduct its businesses in the ordinary course between the execution and delivery of the Merger Agreement and the consummation of the Merger and not to engage in certain kinds of transactions during such period (including the payment of dividends). In addition, the Company made certain other customary covenants, including, among others, covenants, subject to certain exceptions, (A) to cause a shareholders meeting to be held to consider adopting the Merger Agreement, (B) for its board of directors to recommend adoption by the Company’s shareholders of the Merger Agreement and the transactions contemplated by the Merger Agreement and to include such recommendation in any solicitation of votes from the Company’s shareholders, (C) not to solicit proposals relating to alternative transactions and (D) not to enter into discussions concerning or provide confidential information in connection with alternative transactions. The restrictions in the preceding clauses (B) and (D) are subject to a “fiduciary out” provision that, prior to the time shareholder approval is obtained, allows the Company under certain limited circumstances to provide information to, participate in negotiations and discussions with, and enter into an alternative transaction with a third party and/or to make a recommendation change adverse to the Merger.

Assuming the satisfaction of the conditions set forth in the Merger Agreement, the Company expects the transactions contemplated thereby to close by the end of September 2016. Consummation of the Merger is not subject to a financing condition, but is subject to customary closing conditions, including (i) approval of the Company’s shareholders, (ii) the expiration or earlier termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) absence of any order or injunction prohibiting the consummation of the Merger and (iv) subject to customary materiality qualifiers, the accuracy of the Company’s representations and warranties contained in the Merger Agreement and compliance by the Company with its covenants contained in the Merger Agreement. Parent has obtained an equity financing commitment to fund the transactions contemplated by the Merger Agreement, the aggregate proceeds of which, together with cash and cash equivalents available to Parent, will be sufficient for Parent to pay the aggregate Merger Consideration and all related fees and expenses.

The Merger Agreement contains certain termination rights for both the Company and Parent. It provides that upon the Company’s termination of the Merger Agreement under specified circumstances (generally in the event the board of directors of the Company changes its recommendation that its shareholders approve the Merger Agreement and the Merger, or elects to pursue a superior acquisition proposal from a third party), the Company will be required to pay Parent a termination fee of $11.3 million.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

The Merger Agreement has been attached as an exhibit to provide investors and shareholders with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or Merger Sub. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement and as of specified dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors and shareholders accordingly should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates. In addition, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules that the Company exchanged with Parent and Merger Sub in connection with the execution of the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties to the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the proxy statement that the

Company will be filing in connection with the Merger, as well as in the Forms 10-K, Forms 10-Q and other documents that the Company has filed or may file with the Securities and Exchange Commission (the “SEC”).

Limited Guaranty

On May 27, 2016, Platinum Equity Capital Partners III, L.P. (“Guarantor”) entered into a Limited Guaranty (the “Guaranty”) with the Company pursuant to which, among other things, Guarantor has unconditionally agreed to guarantee, subject to the terms and conditions set forth in the Guaranty, the obligations of Parent to make any payments required to be made by Parent under the Merger Agreement (other than payment of the Merger Consideration), up to a maximum amount equal to $16.2 million. The Guarantor is an affiliate of Platinum Equity.

A copy of the Guaranty is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The foregoing description of the Guaranty is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Guaranty.

Voting Agreements

Concurrent with and as a condition to Parent entering into the Merger Agreement, Daniel Greenberg, a director of the Company and the Company’s current chief executive officer, and one member of his family (together, the “Greenbergs”), each entered into voting agreements with Parent (the “Voting Agreements”), with respect to all shares of Company common stock beneficially owned by them, as set forth in the Voting Agreements, and any additional shares of common stock and any other voting securities of the Company which they acquire record and/or beneficial ownership of after the date of the Voting Agreements (collectively, the “Voting Agreement Shares”).

The Greenbergs collectively beneficially own approximately 29% of the outstanding shares of Company common stock and have agreed to take the following actions, among others, during the term of the Voting Agreements: (1) vote all Voting Agreement Shares in favor of the Merger and in favor of any transactions related to the Merger; (2) vote the Voting Agreement Shares against any alternative transaction and (3) vote against any other actions that would impede or prevent the Merger or result in the Company breaching any of its obligations or representations in the Merger Agreement. Under the Voting Agreements, the Greenbergs have granted to Parent (and its designees) an irrevocable proxy to vote the Voting Agreement Shares as provided above. The Voting Agreements, including the irrevocable proxies granted thereunder, will terminate upon the earliest of (i) the termination of the Merger Agreement in accordance with its terms, (ii) the consummation of the transactions contemplated by the Merger Agreement, and (iii) mutual agreement between the Parent and each Greenberg.

Copies of the Voting Agreements are attached hereto as Exhibits 99.2.1 and 99.2.2 and are incorporated herein by reference. The foregoing description of the Voting Agreements is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreements.

Item 3.03	Material Modification to Rights of Security Holders.

See Item 1.01. Pursuant to the Merger Agreement, the Company’s ability to pay dividends prior to the closing of the Merger is restricted.

Item 8.01	Other Events.

The Company issued a press release announcing the Merger Agreement. A copy of that press release is filed as Exhibit 99.3 to this report.

Important Additional Information:

The Company will file a proxy statement and other relevant documents concerning the proposed Merger and related matters with the SEC. The proxy statement and other materials filed with the SEC will contain important information regarding the Merger, including, among other things, the recommendation of the Company’s board of directors with respect to the Merger. SHAREHOLDERS ARE ENCOURAGED TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS THAT THE COMPANY FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND RELATED MATTERS. You will be able to obtain the proxy statement, as well as other filings containing information about the Company, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the proxy statement and other filings made by the Company with the SEC can also be obtained, free of charge, by directing a request to Electro Rent Corporation, 6060 Sepulveda Boulevard, Van Nuys, CA 91411, Attention: Corporate Secretary.

The Company and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction described in this release. Information regarding the Company’s directors and executive officers is available in the Company’s proxy statement on Schedule 14-A, which was filed with the SEC on September 9, 2015. If and to the extent that any of the Company participants will receive any additional benefits in connection with the proposed transaction that are unknown as of the date of this release, the details of those benefits will be described in the definitive proxy statement relating to the proposed Merger. Investors and shareholders can obtain more detailed information regarding the direct and indirect interests of the Company’s directors and executive officers in the proposed Merger by reading the definitive proxy statement when it becomes available.

Forward-Looking Statements:

This Current Report on Form 8-K and Exhibit 99.3 hereto contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements about the benefits of the Merger and the expected timing for closing the Merger. These statements are based on the current beliefs and expectations of the Company’s management and are subject to known and unknown risks and uncertainties. Factors that could cause actual events to differ include, but are not limited to: (1) the incurrence of unexpected costs, liabilities or delays relating to the Merger; (2) the failure to satisfy the conditions to the

Merger; and (3) the failure to obtain shareholder approval for the Merger. Factors that may affect the future results of the Company are set forth in its filings with the SEC, including its filing on Form 10-K for the fiscal year ended May 31, 2015. Actual results, events and performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger dated May 27, 2016 among Elecor Intermediate Holding II Corporation, Elecor Merger Corporation and the Company*

99.1	Limited Guaranty dated May 27, 2016 by Platinum Equity Capital Partners III, L.P. in favor of the Company

99.2.1	Voting Agreement dated May 27, 2016 between Elecor Intermediate Holding II Corporation and Daniel Greenberg

99.2.2	Voting Agreement dated May 27, 2016 between Elecor Intermediate Holding II Corporation and P. Greenberg

99.3	Press release of the Company dated May 31, 2016

*

Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRO RENT CORPORATION

/s/ Allen Sciarillo
Name:	Allen Sciarillo
Title:	Chief Financial Officer

Dated: May 31, 2016